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EXHIBIT 99.1

        I, Joseph M. Macchione, do hereby consent to be named as a person to become a director of American Campus Communities, Inc. in the Registration Statement on Form S-4 of American Campus Communities, Inc. to be filed with the Securities and Exchange Commission.

/s/ JOSEPH M. MACCHIONE Joseph M. Macchione

April 2, 2008

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  EXHIBIT 99.1